Medifast Announces 2005 Year-End Results
                    25th Consecutive Quarter of Profitability

                              Revenues Increase 47%
                    Company Increases 2006 Full-Year Guidance


OWINGS MILLS, MD, March 15/PRNewswire-FirstCall/-- Medifast, Inc. (AMEX: MED) announced today fourth quarter and year-end financial results for the period ended December 31, 2005. For the full year-ended December 31, 2005, Medifast reported revenue of $40.1 million, a 47% increase from $27.3 million in 2004. The Company reported pre-tax income of $3,930,000, a 35% increase compared to $2,906,000 for the year-ended December 31, 2004. The company reported net income of $2,436,000, or $0.20 per basic share ($0.19 per diluted share), versus $1,729,000 or $0.16 per basic share ($0.14 per diluted share) in 2004. In 2005, earnings per share were effected by the interest associated with the conversion of the Series "B" preferred stock. This included a $260,000 stock dividend on Series "B" preferred stock and a $19,000 stock dividend on Series "C" preferred stock. The Series "B" and Series "C" dividends decreased basic and diluted earnings per share by $.02 for year ended December 31, 2005. As of December 31, 2005 all Series "B" and Series "C" preferred stock have been converted to common stock and included in the weighted average diluted shares. There will be no additional preferred stock dividend payments.

The company reported fourth quarter revenue of $10.2 million, compared to revenue of $5.8 million for the same period in 2004, an increase of 76%. The company reported pre-tax income of $685,000, or $.06 per basic share ($.05 per diluted share), compared to $566,000, or $.05 per basic share ($.04 per diluted share) for the fourth quarter of 2004. The fourth quarter of 2005 represented the Company's 25th consecutive quarter of profitability.

The Company had stockholders' equity of $23.2 million and working capital of $10 million on December 31, 2005, compared to $19.7 million and $7.5 million at December 31, 2004, respectively.

"We are pleased with the year-end results, which were driven by our multi-channel customer acquisition strategies in the Medifast direct business and the growth of our dynamic direct sales network, Take Shape for Life. Our increased advertising is driving brand recognition and we are uniquely positioned in the marketplace by providing customers a menu of options for program support. In 2006, we will place even more emphasis on attracting and retaining customers with improved service standards and support services," said Michael S. McDevitt, Medifast President and Chief Financial Officer.

2006 Revised Financial Guidance

Previously, the company expected to generate revenue of $48 to $50 million for the year with an after-tax profit of $.22 - $24 per diluted share. The company now expects to generate revenue of $58 to $60 million for the year with after-tax earnings of $0.29 to $0.32 per diluted share.


Fourth Quarter and Year-End Conference Call

The company's executives will hold a conference call to discuss 2005 year-end financial results. The Company will hold a conference call and webcast at 5:00 PM EDT on March 15, 2006.

Interested participants should call (866) 383-7989 when calling within the United States or (617) 597-5328 when calling internationally. Please refer to pass code 11897049. There will be a playback available as well. To listen to the playback, please call (888) 286-8010 when calling within the United States or
(617) 801-6888 when calling internationally. Please use pass code 64509096 for the replay. The replay will be available until June 15, 2006.

The webcast may be accessed via the Company's web site at www.medifastdiet.com. Interested parties should go to the section marked "Investor Relations" to listen to the call. The webcast can be accessed until June 15, 2006. About
Medifast: (www.medifastdiet.com)

Medifast has been helping people lose weight and achieve better health for 25 years. Its meal replacement foods have been proven effective at Johns Hopkins University, recommended by over 15,000 physicians and used by more than 1 million customers. Medifast offers its customers world-class customer service, nutrition and medical support.

This release contains forward-looking statements which may involve known, and unknown risks, uncertainties and other factors that may cause Medifast's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Medifast cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectation on this date.

Investor Relations
Medifast, Inc.
410-504-8196
ir@medifastdiet.com


Tables to follow:

                         MEDIFAST, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        As of December 31, 2005 and 2004

                                                                                                      2005                  2004
                                                                                        --------------------- ---------------------

ASSETS
Current assets:
              Cash                                                                               $ 1,484,000          $    612,000
              Accounts receivable-net of allowance for doubtful accounts                             985,000             1,063,000
              of $100,000 and $87,000
              Inventory                                                                            5,475,000             4,251,000
              Investment securities                                                                2,700,000             2,626,000
              Deferred compensation                                                                  525,000               321,000
              Prepaid expenses and other current assets                                            3,273,000             1,079,000
              Current portion of deferred tax asset                                                        -                19,000
                                                                                        --------------------- ---------------------
                   Total current assets                                                           14,442,000             9,971,000

Property, plant and equipment - net                                                                9,535,000             8,698,000
Trademarks and intangibles - net                                                                   6,508,000             7,138,000
Deferred tax asset, net of current portion                                                                 -                91,000
Other assets                                                                                          60,000                70,000
                                                                                        --------------------- ---------------------

                   TOTAL ASSETS                                                                 $ 30,545,000          $ 25,968,000
                                                                                        ===================== =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
              Accounts payable and accrued expenses                                             $  2,263,000             $ 940,000
              Income taxes payable                                                                   899,000               674,000
              Dividends payable                                                                            -                65,000
              Line of credit                                                                         633,000               369,000
              Current maturities of long-term debt                                                   561,000               458,000
              Deferred tax liability - current                                                        90,000                     -
                                                                                        --------------------- ---------------------
                   Total current liabilities                                                       4,446,000             2,506,000

Other liabilities and deferred credits
              Long-term debt, net of current portion                                               3,977,000             4,256,000
              Deferred tax liability - non-current                                                   101,000                     -
                                                                                        --------------------- ---------------------
                   Total liabilities                                                               8,524,000             6,762,000
                                                                                        --------------------- ---------------------

Stockholders' Equity:

Series B Convertible Preferred Stock; par value $1.00;
              600,000 shares authorized; 0 and 300,614
              shares issued and outstanding                                                                -               301,000
Series C Convertible Preferred Stock; stated value $1.00;
              1,015,000 shares authorized; 0 and 200,000 shares issued and outstanding                     -               200,000
Common stock; par value $.001 per share; 20,000,000 shares authorized;
              12,782,791 and 11,001,070 shares issued and outstanding                                 13,000                11,000
Additional paid-in capital                                                                        21,759,000            20,556,000
Accumulated other comprehensive income (loss)                                                        282,000               (39,000)
Retained earnings (deficit)                                                                        1,149,000            (1,287,000)
                                                                                        --------------------- ---------------------
                                                                                                  23,203,000            19,742,000
Less: cost of 210,902 and 78,160 shares of common stock in treasury                               (1,075,000)             (536,000)
Less:  Unearned compensation                                                                        (107,000)
                                                                                        --------------------- ---------------------
Total stockholders' equity                                                                        22,021,000            19,206,000
                                                                                        --------------------- ---------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                      $ 30,545,000          $ 25,968,000
                                                                                        ===================== =====================

        The accompanying notes are an integral part of these consolidated financial statements

                         MEDIFAST, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                            Years Ended December 31,


                                                         2005               2004               2003
                                                    -------------      -------------      -------------
Revenue                                             $ 40,129,000       $ 27,340,000       $ 25,379,000
Cost of sales                                        (10,161,000)        (6,746,000)        (6,825,000)
                                                    -------------      -------------      -------------
Gross profit                                          29,968,000         20,594,000         18,554,000

Selling, general, and administration                 (25,894,000)       (17,590,000)       (14,956,000)
                                                    -------------      -------------      -------------

Income from operations                                 4,074,000          3,004,000          3,598,000
                                                    -------------      -------------      -------------

Other income (expense):
     Interest expense                                   (317,000)          (245,000)          (150,000)
     Interest income                                     158,000            154,000            110,000
     Other income (expense)                               15,000             (7,000)                --
                                                    -------------      -------------      -------------
                                                        (144,000)           (98,000)           (40,000)
                                                    -------------      -------------      -------------

Net income before provision for income taxes           3,930,000          2,906,000          3,558,000
Provision for income taxes                            (1,203,000)        (1,159,000)        (1,148,000)
                                                    -------------      -------------      -------------

Net income                                             2,727,000          1,747,000          2,410,000
                                                    -------------      -------------      -------------

Less:  Preferred stock dividend requirement             (291,000)           (18,000)           (58,000)
                                                    -------------      -------------      -------------

Net income attributable to common shareholders      $  2,436,000       $  1,729,000       $  2,352,000
                                                    =============      =============      =============

Basic earnings per share                            $       0.20       $       0.16       $       0.25
Diluted earnings per share                          $       0.19       $       0.14       $       0.22

Weighted average shares outstanding -
     Basic                                            12,258,734         10,832,360          9,305,731
                                                    =============      =============      =============
     Diluted                                          12,780,959         12,413,424         10,952,367
                                                    =============      =============      =============

        The accompanying notes are an integral part of these consolidated financial statements